UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2015

          WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                       (614) 438-3210

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.
On November 23, 2015, Worthington Industries, Inc. ("Worthington") issued a news release announcing that its Cryogenics business in the Pressure Cylinders segment is purchasing the assets of the global CryoScience business of Taylor Wharton, including a manufacturing facility in Theodore, Alabama.  Worthington will also acquire certain other intellectual property and manufacturing assets of Taylor Wharton focused on the cryogenic industrial and LNG markets.  The asset purchase is being made pursuant to the Chapter 11 bankruptcy proceedings of Taylor Wharton for $33.25 million and is expected to close on or about December 7, 2015.

Item 9.01                          Financial Statements and Exhibits.

(a) – (c)                          Not applicable.

(d)                          Exhibits:

 99.1                     News Release issued by Worthington Industries, Inc. on November 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: November 30, 2015	By: /s/ Dale T. Brinkman
Dale T. Brinkman, Vice President –
Administration, General Counsel and Secretary